SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C.  20549

                                    FORM 8-K


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934
                       Date of Report:  November 13, 1998



                                 MEDIMMUNE, INC.
             (Exact name of registrant as specified in its charter)



                        Commission File Number:  0-19131




          Delaware                                    52-1555759
     (State of Incorporation)                     (I.R.S. Employer
                                                  Identification No.)



     35 West Watkins Mill Road, Gaithersburg, MD      20878
     (Address of principal executive offices)       (Zip Code)


          Registrant's telephone number, including area code (301) 417-0770


                  No Exhibits are being filed with this report


CytoGam and RespiGam are registered trademarks of the Company and Synagis is a trademark.


                                 MEDIMMUNE, INC.
                           Current Report on Form 8-K


ITEM 5.  OTHER EVENTS

MedImmune, Inc. reported the information contained in the following press release dated November 11, 1998:

        MEDIMMUNE'S BOARD OF DIRECTORS AUTHORIZES TWO-FOR-ONE STOCK SPLIT

Gaithersburg, MD, November 11, 1998 -- MedImmune, Inc. (Nasdaq: MEDI), today announced that its Board of Directors has voted to declare a two-for-one stock split of the Company's common stock payable in the form of a 100 percent stock dividend. On December 31, 1998, stockholders will receive one additional share for every share they own as of the close of business on the record date of December 15, 1998. As of November 10, 1998, before the effects of the stock split, there were 27,257,763 shares outstanding.

"MedImmune's decision to split the stock reflects the significant growth in the business and in shareholder value over the past year," commented Wayne T. Hockmeyer, Ph.D., Chairman & Chief Executive Officer. "We also expect the split to continue to increase liquidity in our stock and to make it attractive to a broader group of investors."

MedImmune, located in Gaithersburg, Maryland, is a biotechnology company focused on developing and marketing products for the prevention and treatment of infectious diseases and for use in transplantation medicine. MedImmune markets three products through its hospital-based sales force and has four new product candidates in clinical trials.

This announcement may contain, in addition to historical information, certain forward-looking statements that involve risks and uncertainties. Such statements reflect management's current views and are based on certain assumptions. Actual results could differ materially from those currently anticipated as a result of a number of factors, including risks and uncertainties discussed in the Company's filings with the U.S. Securities and Exchange Commission.


(REGISTRANT)      MEDIMMUNE, INC.




BY (SIGNATURE)    /s/ David M. Mott
(NAME AND TITLE)  David M. Mott, Vice Chairman and Chief Financial Officer

(DATE)            November 13, 1998